Exhibit 99.1

DIRECT MARKETS ANNOUNCES ENTRY INTO LETTER OF INTENT FOR SALE OF
BROKER-DEALER SUBSIDIARY TO AN ENTITY CONTROLLED BY FOUNDER AND
FORMER VICE CHAIRMAN

NEW YORK – (BUSINESS WIRE) – July 2, 2012 – Direct Markets Holdings Corp. (Nasdaq: MKTS) (the “Company”) announced today that it has entered into a nonbinding letter of intent for the sale of Rodman & Renshaw, LLC, its broker-dealer subsidiary (“Rodman”), to an entity controlled by Michael Vasinkevich, one of the Company’s founders and former vice chairman of the board of directors. The closing of the transaction is subject to conditions including the negotiation and execution of a definitive agreement, FINRA approval of the proposed change in control and approval of the transaction by a majority of the disinterested stockholders of the Company. Subject to the satisfaction of these conditions, the transaction is expected to close on or about December 31, 2012.

The consideration for the purchase will be the assumption of specified liabilities including certain leasehold obligations, accounts payable and future costs and liabilities related to pending legal proceedings, as well as contingent cash purchase price payments based upon future profitability. In addition, the buyer will assume certain costs related to the Rodman Fall 2012 Conference and will be obligated to reimburse the Company for certain operating expenses that Rodman incurs during the pre-closing transition period, subject to the transaction closing.

During the pre-closing transition period, Mr. Vasinkevich and a team of key Rodman professionals will continue to operate Rodman’s investment banking business, providing capital raising and advisory services to public and private companies across multiple sectors and regions, including its strong presence in the life science sector. Upon closing, these professionals are expected to remain employees of the acquired entity.

It is expected that Rodman will utilize the Company’s DirectMarkets automated state-of-the-art electronic transaction platform that links existing public company issuers and investors seeking to transact primary offerings of securities. As one of the initial adopters of the DirectMarkets platform, it is expected that Rodman will aid in accelerating the market development and acceptance of the DirectMarkets platform – benefitting the Company’s technology initiative.

The letter of intent does not contemplate any exclusivity period or breakup fees, providing the Company’s board with complete flexibility to maximize stockholder values if opportunities present themselves.

About Direct Markets Holdings Corp.
Direct Markets Holdings Corp. (MKTS) is a holding company with a number of direct and indirect subsidiaries, including Direct Markets, Inc. and Rodman & Renshaw, LLC.

About Direct Markets, Inc.

Direct Markets, Inc. will provide a broker-neutral technology platform where public companies interact directly with investors to gain exposure, receive sentiment, build relationships and perform capital markets transactions. The result is a new paradigm where participants gain control over the capital raising process with greater visibility, transparency and cost savings. For more information, please visit www.directmkts.com.

About Rodman & Renshaw, LLC

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is the leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005. For more information, please visit www.rodm.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance including, but not limited to the satisfaction of conditions to closing that will be set forth in the definitive agreement, consummation of the transaction described and the timing and success of the roll-out of the DirectMarkets platform. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 16, 2012, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

MEMBER FINRA, SIPC

Contact:
For Direct Markets Holdings Corp.
David Horin, 212-356-0545